THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE OR UNLESS THE HOLDER ESTABLISHES TO THE SATISFACTION OF THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Amount: $___________	__________________, 201__

Sylmar, California

201___ CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, Second Sight Medical Products, Inc. (“Maker”), on or before ___________________ (the “Maturity Date”), but subject to conversion as more particularly described in paragraphs 5., 6., and 7., below, hereby promises to pay to ________________________________________ or his/her/its assigns (“Holder”), at Los Angeles, California, or at such other place as Holder may from time to time designate in writing, the principal sum of ________________________ THOUSAND DOLLARS AND NO CENTS ($_____________), together with interest on the unpaid principal balance from date at the rate seven and one-half percent (7.5%) per annum. This 201___ Convertible Note shall be referred to herein as the “Note”. This Note is being issued as one in a series of Notes, to different holders, in different denominations, in the aggregate amount of not to exceed Twenty-Five Million Dollars ($25,000,000), with the same terms and conditions.

1.          Repayment of Principal and Interest. Unless the written consent of the Holder shall first be obtained, and except as otherwise provided herein, Maker shall not have the right to prepay the principal balance of this Note or any accrued and unpaid interest or otherwise take any other action that would deprive the Holder of its conversion rights under this Note.

2.          Application of Payments. Each payment made under this Note shall be applied first to costs and fees owing hereunder, then to the payment of accrued interest, and then to the payment of principal.

3.          Waivers. Any delay or omission on the part of the Holder in exercising any right hereunder shall not operate as a waiver of such right, or of any other right. The acceptance of payment of any sum payable hereunder, or part thereof, after the due date of such payment shall not be a waiver of Holder’s right to either require prompt payment when due of all other sums payable hereunder or to declare Maker to be in default for failure to make prompt or complete payment.

4.          Costs of Enforcement. Maker agrees to pay upon demand all reasonable costs and expenses, including reasonable attorneys' fees and disbursements incurred by Holder to enforce the terms hereof.

5.          Conversion Of Note On Occurrence of Capital Event. Subject to Paragraph 12, hereof, in the event of the occurrence of a Capital Event prior to the Maturity Date, this Note shall be converted into shares of the common stock of the Corporation. The number of shares of stock that the Holder shall thereupon be entitled to receive shall be equal to (a) the sum of the then unpaid principal balance of this Note plus any and all unpaid and accrued interest, divided by (b) the Paragraph 5 Conversion Rate. The “Paragraph 5 Conversion Rate” shall be equal to the lower of (a) the cash purchase price per share then being paid by the purchaser or purchasers acquiring shares pursuant to the Capital Event (or, if the purchase price is being paid in shares, the fair market value of such shares), or (b) Five Dollars ($5.00). For purposes of this Paragraph 5., a "Capital Event" shall mean any of the following transactions: (a) as between the Maker and a third party who is not an existing shareholder of the Maker, a sale of shares of stock of, and by, the Maker of not less than Fifteen Million Dollars ($15,000,000), (b) an initial public offering and sale of shares of stock pursuant to a registration statement filed with the Securities and Exchange Commission under the 1933 Securities Act, or (c) the occurrence of any of the following events (hereinafter referred to as a “Qualifying Reorganization Event”): (i) a merger or consolidation of the Company by means of a single transaction or in a series of related transactions with or into another entity in which the stockholders of the Company existing as of immediately prior to such merger or consolidation do not following such merger or consolidation continue to hold at least a fifty percent (50%) interest in the surviving entity or its parent; (ii) the sale, lease, exclusive license or other disposition, in a single transaction or in a series of transactions, of all or substantially all of the assets of the Company to another entity; or (iii) any other like transaction or series of related transactions immediately following which the stockholders of the Company existing as of immediately prior to such transaction or series of related transactions do not continue to own following such transaction at least a fifty percent (50%) interest of the surviving entity or its parent. Maker shall give Holder prompt written notice that a Capital Event has occurred or is about to occur and upon receipt of such notice, Holder shall immediately thereupon deliver this Note to Maker for cancellation it being expressly understood however that such delivery of this Note to Maker shall not be a condition to the conversion and if Maker fails to deliver this Note, this Note shall thereupon be deemed cancelled and of no further force or effect.

6.           Optional Conversion of Note Prior to Maturity Date or Capital Event. Until the earlier to occur of the Maturity Date or the occurrence of a Capital Event, Holder shall have the right to elect to convert this Note into shares of common stock of the Maker. Said election shall be exercised by Holder giving written notice to the Maker that Holder elects to convert this Note into shares of the common stock of Maker, along with the delivery to Maker of the original of this Note. Upon making such election, and delivery of this Note to Maker, Maker shall promptly thereupon issue to Holder shares of the common stock of the Maker equal in amount to (a) the total principal balance plus all accrued and unpaid interest then due under this Note, divided by (b) the Paragraph 6 Conversion Rate. The “Paragraph 6 Conversion Rate” shall mean Five Dollars ($5.00).

7.           Conversion of Note on or after Maturity Date. In the event that prior to the Maturity Date neither a Capital Event has occurred nor the exercise by Holder of its option under paragraph 6., hereof, then on and after the Maturity Date, until Maker shall fully pay to Holder all amounts due under this Note, Holder shall have a continuing option, pursuant to the procedures described in paragraph 6., above, to convert this Note into shares of common stock of the Maker. Such failure of Holder to exercise this option shall in no way affect or alter the obligation of Maker to pay to Holder on the Maturity Date all amounts due to Maker under this Note.

8.          Issuance of Shares and Cancellation of Note. Upon conversion of this Note into shares of the common stock of Maker in the manner prescribed in paragraphs 5., 6., or 7, hereof, Maker shall immediately thereupon issue and deliver to Holder a share certificate evidencing the number of shares of the common stock of Maker that Holder is entitled to receive hereunder and upon delivery of said share certificate to Holder, all obligations of Maker under this Note shall thereupon be extinguished and this Note shall be of no further force or effect and deemed fully paid.

9.          Miscellaneous. Time is of the essence hereof. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

10.         Restrictions on Assignment. Transfer or assignment of this Note or any interest therein is subject to restrictions set forth in a Statement of Investor Suitability and Subscription Agreement duly executed by the Holder, the terms of which are incorporated herein by this reference.

11.         Adjustments to Conversion Rate. The Paragraph 6 Conversion Rate and, in any case where the Paragraph 5 Conversion Rate is determined to be the fixed amount of Five Dollars ($5), the issuable securities shall be subject to adjustment from time to time as set forth in this paragraph 11.

(a)          Reclassification, etc. If the Maker, at any time, while this Note, or any portion hereof, remains outstanding, shall change any of the securities as to which conversion rights under this Note exist into the same or a different number of securities or any other class or classes, this Note shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under this Note immediately prior to such reclassification or other change and the Paragraph 5 Conversion Rate or Paragraph 6 Conversion Rate, as the case may be, shall be appropriately adjusted, all subject to further adjustment as provided in this paragraph 11.

(b)          Subdivision or Combination of Shares. In the event that the Maker shall at any time subdivide the outstanding securities as to which conversion rights under this Note exist, or shall issue a stock dividend on the securities as to which conversion rights under this Note exist, the number of securities as to which conversion rights under this Note exist immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Paragraph 5 Conversion Rate or Paragraph 6 Conversion Rate, as the case may be, shall be proportionately decreased, and in the event that the Maker shall at any time combine the outstanding securities as to which conversion rights under this Note exist, the number of securities as to which conversion rights under this Note exist immediately prior to such combination shall be proportionately decreased, and the Paragraph 5 Conversion Rate or Paragraph 6 Conversion Rate, as the case may be, shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

(c)          Cash Distributions. No adjustment on account of cash dividends or interest on the securities as to which conversion rights under this Note exist will be made to the Paragraph 5 Conversion Rate or Paragraph 6 Conversion Rate under this Note.

12.           Substitution of Securities for Capital Reorganization, Merger or Consolidation. If at any time while this Note, or any portion hereof, remains outstanding there shall be a reorganization (other than a combination, reclassification or subdivision of shares as otherwise provided for herein) involving the Maker where the Shares of the Maker are substituted or replaced for securities of another entity (a “Reorganization Event”), then, at the option of Maker, this Note shall cease to represent the right to receive any of the securities as to which purchase rights under this Note exist and shall automatically represent the right to receive upon the conversion of this Note, during the period specified herein, the number of shares of stock or other securities or property offered to the Maker’s holders of securities as to which conversion rights under this Note exist in connection with such Reorganization Event that a holder of such securities deliverable upon conversion of this Note would have been entitled to receive in such Reorganization Event if this Note had been converted immediately before such Reorganization Event, subject to further adjustment as provided in this Section 12. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, consolidations, mergers, sales, and transfers to the extent that the obligations of the Maker under this Note are assigned to or assumed by an successor corporation or entity, whether by operation of law or otherwise, and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. If the per-share consideration payable to the Holder for shares of stock in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Maker’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Maker’s Board of Directors) shall be made in the application of the provisions of this Note with respect to the rights and interests of Holder after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Note.

In Witness Whereof, the undersigned has caused this Note to be executed as of the date set forth above.

SECOND SIGHT MEDICAL PRODUCTS, INC.

By
Robert Greenberg, President

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